AMENDMENT NO. 6
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 6, dated as of November 14, 2005 (this "Amendment"), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the "Buyer"), THE NEW YORK MORTGAGE COMPANY, LLC ("NYM Company"), NEW YORK MORTGAGE FUNDING, LLC ("NYM Funding" and together with NYM Company the "Sellers") and NEW YORK MORTGAGE TRUST, INC (the "Guarantor").

RECITALS

The Buyer, the Sellers and the Guarantor are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of March 30, 2005, as amended by Amendment No. 1, dated as of April 29, 2005, Amendment No. 2, dated as of May 10, 2005, Amendment No. 3, dated as of July 18, 2005, Amendment No.4, dated as of August 5, 2005 and Amendment No. 5, dated as of September 6, 2005 (the "Existing Master Repurchase Agreement"; as amended by this Amendment, the "Master Repurchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Master Repurchase Agreement.

The Buyer the Sellers and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Master Repurchase Agreement, the Buyer has required the Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer the Sellers and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Increased Maximum Aggregate Purchase Price Period. For purposes of this Amendment, this Section 1 will be effective only during the period beginning on November 14, 2005 through and including December 31, 2005 (the "Increased Maximum Aggregate Purchase Price Period").

1.1 Definitions.

(1) Section 2 of the Existing Repurchase Agreement is hereby temporarily amended by deleting the definition of "Maximum Aggregate Purchase Price" in its entirety and replacing it with the following language, which amendment shall be effective solely during the Increased Maximum Aggregate Purchase Price Period:

""Maximum Aggregate Purchase Price" means, (a) on the Amendment Effective Date until the Additional Facility Date, TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) and (B) on the Additional Facility Date until the expiration of the Increased Maximum Aggregate Purchase Price Period, THREE HUNDRED MILLION DOLLARS ($300,000,000).

(2) Section 2 of the Existing Repurchase Agreement is hereby temporarily amended by deleting the definition of "Purchase Price Percentage" in its entirety and replacing it with the following language, which amendment shall be effective solely during the Increased Maximum Aggregate Purchase Price Period:

""Purchase Price Percentage" means, with respect to each Mortgage Loan, the following percentage, as applicable:

(a) 97% with respect to Purchased Mortgage Loans that are Alt-A Mortgage Loans;

(b) 97% with respect to Purchased Mortgage Loans that are Jumbo Mortgage Loans;

(c) 97% with respect to Transactions the subject of which are first lien Conforming Mortgage Loans;

(d) 97% with respect to Transactions the subject of which are Construction Mortgage Loans;

(e) 96% with respect to Transactions the subject of which are Sub-Prime Mortgage Loans;

(f) 96% with respect to Transactions the subject of which are Foreign National Mortgage Loans;

(g) 95% with respect to Transactions the subject of which are Second Lien Mortgage Loans;

(h) 95% with respect to Transactions the subject of which are HELOCs;

(i) 95% with respect to Transactions the subject of which are Pay-Option ARMS;

(j) 95% with respect to Transactions the subject of which are No FICO Mortgage Loans;

(k) 95% with respect to Transactions the subject of which are 40-Year Pay Option ARMS; and

(l) with respect to Transactions the subject of which are Exception Mortgage Loans, a percentage to be determined by Buyer in its sole discretion.

(3) Section 2 of the Existing Repurchase Agreement is hereby temporarily amended by adding the following definition, which amendment shall be effective solely during the Increased Maximum Aggregate Purchase Price Period:

"Additional Facility Date" shall mean the date upon which the Seller has demonstrated to the satisfaction of Buyer that it has an effective and available warehouse line or repurchase facility that finances Sub-Prime Mortgage Loan with Deutsche Bank or its Affiliates.

SECTION 2. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

2.1 adding the following definitions in their proper alphabetical order:

"Forty-Year Mortgage Loan" shall mean a fully amortizing Mortgage Loan which has an original term to maturity of not more than forty years from the origination date.

"40-Year Pay-Option ARMs" means a Pay-Option ARM which (a) has an original term to maturity of not more than forty years from commencement of amortization and (b) is underwritten in accordance with the Underwriting Guidelines.

"No FICO Mortgage Loans" means a Mortgage Loan which was originated without a FICO score.

"Pay-Option ARMs" means an adjustable rate mortgage with flexible payment options (a) which the Mortgagor may pay an initial low rate for the initial Monthly Payments and a substantially higher rate in the later years of such Mortgage and (b) is underwritten in accordance with the Underwriting Guidelines.

2.2 deleting the definitions of "Adjusted Tangible Net Worth" and "Purchase Price Percentage" in their entirety and replacing them with the following:

""Adjusted Tangible Net Worth" means, for any Person, Net Worth of such Person plus Subordinated Debt (provided that Subordinated Debt shall not be taken into account to the extent that it would be greater than 45% of Adjusted Tangible Net Worth to be comprised of Subordinated Debt), minus all intangible assets, including capitalized servicing rights, goodwill, patents, tradenames, trademarks, copyrights, franchises, any organization expenses, deferred expenses, receivables from shareholders, Affiliates or employees, and any other asset as shown as an intangible asset on the balance sheet of the Sellers on a consolidated basis as determined at a particular date in accordance with GAAP."

""Purchase Price Percentage" means, with respect to each Mortgage Loan, the following percentage, as applicable:

(a) 98% with respect to Purchased Mortgage Loans that are Alt-A Mortgage Loans;

(b) 98% with respect to Purchased Mortgage Loans that are Jumbo Mortgage Loans;

(c) 98% with respect to Transactions the subject of which are first lien Conforming Mortgage Loans;

(d) 98% with respect to Transactions the subject of which are Construction Mortgage Loans;

(e) 97% with respect to Transactions the subject of which are Sub-Prime Mortgage Loans;

(f) 97% with respect to Transactions the subject of which are Foreign National Mortgage Loans;

(g) 96% with respect to Transactions the subject of which are Second Lien Mortgage Loans;

(h) 96% with respect to Transactions the subject of which are HELOCs;

(i) 96% with respect to Transactions the subject of which are Pay-Option ARMS;

(j) 96% with respect to Transactions the subject of which are No FICO Mortgage Loans;

(k) 96% with respect to Transactions the subject of which are 40-Year Pay Option ARMS; and

(l) with respect to Transactions the subject of which are Exception Mortgage Loans, a percentage to be determined by Buyer in its sole discretion.

2.3 adding the following subsections to the end of the definition of "Market Value":

(xx) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all No FICO Mortgage Loans that are Purchased Mortgage Loans exceeds $2 million; and

(xxi) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Pay-Option ARMs and 40-Year Pay-Option ARMs that are Purchased Mortgage Loans exceeds $3 million.

SECTION 3. Schedule. Schedule 1 to the Existing Repurchase Agreement is hereby amended by deleting subsections (r) and (jj) in their entirety and replacing them with the corresponding subsection on Exhibit A hereto.

SECTION 4. Conditions Precedent. This Amendment shall become effective on November 14, 2005 (the "Amendment Effective Date"), subject to the satisfaction of the following conditions precedent:

4.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(1) this Amendment, executed and delivered by duly authorized officers of the Buyer, the Sellers and the Guarantor; and

(2) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. Reaffirmation of Guaranty. The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that such Guaranty shall apply to all of the Obligations under the Master Repurchase Agreement, as it may be amended, modified and in effect, from time to time.

SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC,
as Buyer

By: Bruce S. Kaiserman
Name: BRUCE S. KAISERMAN
Title: VICE PRESIDENT

NYM Company:

THE NEW YORK MORTGAGE COMPANY, LLC,
as Seller

By:____________________
Name:
Title:

NYM Funding:

NEW YORK MORTGAGE FUNDING, LLC,
as Seller

By:____________________
Name:
Title:

Guarantor

NEW YORK MORTGAGE TRUST, INC,
as Seller

By:____________________
Name:
Title:

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

By:______________________________
Name:
Title:

NYM Company:

THE NEW YORK MORTGAGE COMPANY, LLC, as Seller

By:______________________________
Name: Steven B. Schnall
Title: President & CEO

NYM Funding:

NEW YORK MORTGAGE FUNDING, LLC, as Seller

By:______________________________
Name: Steven B. Schnall
Title: President & CEO

Guarantor

NEW YORK MORTGAGE TRUST, INC, as Seller

By:______________________________
Name: Steven B. Schnall
Title: Chairman, President & Co-CEO

EXHIBIT A TO AMENDMENT NO. 6

"(r) Origination; Payment Terms. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Other than with respect to HELOCs, principal and/or interest payments on the Mortgage Loan commenced no more than 60 days after funds were disbursed in connection with the Mortgage Loan. With respect to adjustable rate Mortgage Loans, the Mortgage Interest Rate is adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap. Other than with respect to a HELOC, or the Credit Limit, with respect to a HELOC, the Mortgage Note is payable on the first day of each month in equal monthly installments of principal and/or interest (subject to an "interest only" period in the case of Interest Only Loans), which installments of interest (a) with respect to adjustable rate Mortgage Loans are subject to change on the Interest Rate Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date and (b) with respect to Interest Only Loans are subject to change on the Interest Only Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Only Adjustment Date, in both cases with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 40 years from commencement of amortization. The Due Date of the first payment under the Mortgage Note is no more than 60 days from the date of the Mortgage Note. With respect to HELOCs, the related Mortgagor may request advances up to the Credit Limit within the first ten years following the date of origination. Each HELOC will amortize within 30 years from the date of origination."

"(jj) Capitalization of Interest. Other than with respect to Pay-Option ARMs, the Mortgage Note does not by its terms provide for the capitalization or forbearance of interest."